CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Prospectus, constituting part of Amendment No. 4 of the Registration Statement No. 333-147294 on Form S-1 of CS China Acquisition Corp., our report dated February 14, 2008, with respect to the financial statements of CS China Acquisition Corp. as of December 31, 2007 and for the period September 24, 2007 (inception) to December 31, 2007, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

New York, New York
March 7, 2008